Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

JINKOSOLAR HOLDING CO., LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, par value US$0.00002 per share	Rule 457(c) and Rule 457(h)	5,495,000	(3)	US$12.01	(4)	US$65,994,950	US$0.0000927	US$6,117.73
Equity	Ordinary shares, par value US$0.00002 per share	Rule 457(c) and Rule 457(h)	6,505,000	(5)	US$12.01	(4)	US$78,125,050	US$0.0000927	US$7,242.19
Total Offering Amounts							US$144,120,000		US$13,359.92
Total Fee Offsets									-
Net Fee Due									US$13,359.92

(1)	These shares may be represented by the American depositary shares (“ADSs”), of JinkoSolar Holding Co., Ltd. (the “Registrant”), each of which represents four ordinary shares, par value US$0.00002 per share (the “Ordinary Shares”). The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (333-164523).
(2)	Represents Ordinary Shares issuable upon vesting or exercise of awards granted under the 2022 Equity Incentive Plan and Ordinary Shares reserved for future award grants under the 2022 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2022 Equity Incentive Plan.
(3)	Represents restricted shares of the Registrant granted under the 2022 Equity Incentive Plan.
(4)	Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee based on US$48.03 per ADS, the average of the high and low prices of the Registrant’s ADSs as reported on the New York Stock Exchange on February 28, 2022 divided by four, the then Ordinary Share-to-ADS ratio.
(5)	Represents Ordinary Shares of the Registrant reserved for future award grants under the 2022 Equity Incentive Plan.